Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2006, relating to the financial statements of Partner Communications Company Ltd. (“the Company”), which appears in the Company ‘s Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
August 30, 2006	Certified Public Accountants (Isr.)